EXHIBIT 99.2
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[COMPANY LOGO]
LocatePLUS Holdings Corporation


                        12,000,000 UNITS AT $.30 PER UNIT
EACH UNIT CONSISTING OF ONE SHARE OF CLASS B NONVOTING COMMON STOCK AND ONE THREE-YEAR WARRANT TO PURCHASE ONE SHARE OF CLASS A VOTING COMMON STOCK FOR $.50

                             SUBSCRIPTION AGREEMENT

     Each undersigned Subscriber hereby subscribes for the purchase of the Units stated below, at the Purchase Price of $.30 per Unit, through an Account or Accounts in the Subscriber's name established at the Brokerage Firm as specified in the attached Data Sheet. The Subscriber authorizes the Brokerage Firm to debit the Account(s) for the aggregate Purchase Price plus applicable charges, if any, and consents to the issuance and delivery to the Account(s) of the Common Stock and Warrants constituting the Units purchased, in such form, including electronic form, as the Company shall determine, all as reflected on the confirmations issued by the Brokerage Firm and in the book entries in the Account(s) by the Brokerage Firm. Acceptance of this subscription and issuance and delivery of any Units is in the discretion of the Company and the Underwriters and subject to availability.

     The Subscriber has received and read the Prospectus dated July ___, 2002 . THE SUBSCRIBER UNDERSTANDS THE RISKS OF INVESTMENT DESCRIBED IN THE PROSPECTUS AND IS ABLE TO BEAR THE RISK OF LOSING THE ENTIRE INVESTMENT. The Subscriber is aware that the Units are a "penny stock" investment and has received and signed the required disclosure statement provided by the Brokerage Firm. The Subscriber understands the State Notices set forth below applicable to Subscribers resident in the specified states and is aware of any rescission rights available in the state where the Subscriber resides. The Subscriber, IF A RESIDENT OF NEW HAMPSHIRE, VIRGINIA OR WASHINGTON hereby represents that the Subscriber comes within the categories set forth in the attached State Notice for that state. The Subscriber confirms that PURCHASE IS NOT TAKING PLACE THROUGH AN ACCOUNT MANAGED ON A DISCRETIONARY BASIS.

               PLEASE COMPLETE THE ATTACHED SUBSCRIBER DATA SHEET

NUMBER OF UNITS  __________    TOTAL PURCHASE PRICE $___________

SUBSCRIBER(S)

NAME: _________________        __________________________      ______________
                                  Authorized Signature              Date

NAME: __________________       __________________________      ______________
                                  Authorized Signature              Date


COMPANY ACCEPTANCE:            __________________________
                                       Signature

                               __________________________
                                     Name and Title

DATE:  _______________________


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                                  STATE NOTICES

                 NOTICE TO RESIDENTS OF THE STATE OF CALIFORNIA

     Because of our current unprofitability and certain restrictions imposed on us by California securities laws and regulations, each purchaser of Units in California, and each transferee thereof, must meet, along with their spouses, one of the following suitability standards: (I) a net worth (excluding home, furnishings and automobiles) of $250,000 or more and gross annual income during 2001 and estimated during 2002 of $65,000 from all sources; or (II) a net worth (excluding home, furnishings and automobiles) of $500,000 or more; or (III) a net worth (inclusive of home, furnishings and automobiles) of $1,000,000 or more; or (IV) gross annual income during 2001 and estimated during 2002 of $200,000 or more from all sources. Each California resident purchasing securities hereby will be deemed to represent that he, she or it comes within one of the aforementioned categories and that it will not sell or otherwise transfer any of such securities to a California resident unless the transferee comes within one of the aforementioned categories and that he, she or it will advise the transferee of this condition which transferee, becoming such, will be deemed to be bound by the same restrictions on resale.

                NOTICE TO RESIDENTS OF THE STATE OF NEW HAMPSHIRE

     Because of certain restrictions imposed by New Hampshire securities laws and regulations each purchaser of Units must meet the following suitability standards: a minimum annual taxable income of $50,000 and a minimum net worth ( excluding home, home furnishings and automobiles ) of $125,000 or (ii) a minimum net worth ( excluding home, home furnishings and automobiles ) of $250,000. Each New Hampshire resident purchasing securities hereby will be deemed to represent that he, she or it comes within the aforementioned categories.

               NOTICE TO RESIDENTS OF THE COMMONWEALTH OF VIRGINIA

     Because of certain restrictions imposed by Virginia securities laws and regulations, each purchaser of Units in Virginia must meet, one of the following suitability standards: (I) a net worth (inclusive of home, furnishings and automobiles) of $1,000,000 or more; or (II) gross annual income during each of 2001 and 2000 and estimated during 2002 of $200,000 or more from all sources. Each Virginia resident purchasing securities hereby will be deemed to represent that he, she or it comes within one of the aforementioned categories.

                 NOTICE TO RESIDENTS OF THE STATE OF WASHINGTON

     Because of certain restrictions imposed by Washington securities laws and regulations, each purchaser of Units must meet the following suitability standards: (I) a minimum annual gross income of $65,000 and a minimum net worth (excluding house, home furnishings and automobiles) of $65,000; or (II) a minimum net worth (excluding house, home furnishings and automobiles) of $150,000. Each Washington resident purchasing securities hereby will be deemed to represent that he, she or it comes within the aforementioned categories.